Exhibit 3.1

THE COMPANIES LAW (AS AMENDED)

COMPANY LIMITED BY SHARES

FIFTH AMENDED AND RESTATED

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

TENCENT MUSIC ENTERTAINMENT GROUP (騰訊音樂娛樂集團)

(AMENDED AND RESTATED BY SPECIAL RESOLUTION DATED SEPTEMBER 4, 2018)

THE COMPANIES LAW (AS AMENDED)

COMPANY LIMITED BY SHARES

FIFTH AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

TENCENT MUSIC ENTERTAINMENT GROUP (騰訊音樂娛樂集團)

(AMENDED AND RESTATED BY SPECIAL RESOLUTION DATED SEPTEMBER 4, 2018)

1.	The name of the company is Tencent Music Entertainment Group (騰訊音樂娛樂集團) (the “Company”).

2.

The registered office of the Company shall be at the office of Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands or at such other location as the Directors may from time to time determine.

3.

The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by any law as provided by Section 7(4) of the Companies Law (as amended) of the Cayman Islands (the “Companies Law”).

4.

The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by Section 27(2) of the Companies Law.

5.

The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

6.	The liability of the members and shareholders of the Company is limited to the amount, if any, unpaid on the shares respectively held by them.

7.

The share capital of the Company is US$398,400 divided into 4,800,000,000 shares of a nominal or par value of US$0.000083 each; provided always that, subject to the Companies Law and the Articles of Association, the Company shall have power to redeem or purchase any of its shares and to sub-divide or consolidate the said shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority, special privilege or other rights or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

8.	The Company may exercise the power contained in Section 206 of the Companies Law to deregister in the Cayman Islands and be registered by way of continuation in some other jurisdiction.

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COMPANIES LAW (AS AMENDED)

COMPANY LIMITED BY SHARES

FIFTH AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

TENCENT MUSIC ENTERTAINMENT GROUP (騰訊音樂娛樂集團)

(AMENDED AND RESTATED BY SPECIAL RESOLUTION DATED SEPTEMBER 4, 2018)

TABLE A

The Regulations contained or incorporated in Table ‘A’ in the First Schedule of the Companies Law shall not apply to Tencent Music Entertainment Group (騰訊音樂娛樂集團) (the “Company”) and the following Articles shall comprise the Articles of Association of the Company.

INTERPRETATION

1.	In these Articles the following defined terms will have the meanings ascribed to them, if not inconsistent with the subject or context:

“2014 ESOP” means the 2014 share incentive plan of the Company approved by the Board, under which 116,400,000 Ordinary Shares were originally reserved, among which 11,640,000 reserved Ordinary Shares had been canceled as of July 12, 2016 (subject to any adjustment to the number of Ordinary Shares issuable thereunder made in accordance with the terms of the 2014 ESOP).

“Affiliate” means, (i) with respect to a person that is a natural person, such person’s relatives and any other person (other than natural persons) directly or indirectly Controlled by such person, and (ii) with respect to a person that is not a natural person, as person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such person. For the purposes of this definition, “relative” of a person means such person’s spouse, parent, grandparent, child, grandchild, sibling, uncle, aunt, nephew, niece or great-grandparent or the spouse of such person’s child, grandchild, sibling, uncle, aunt, nephew or niece. Notwithstanding the foregoing, for purposes of these Articles, no Member shall be deemed an Affiliate of any other Member solely by reason of the existence of any rights or obligations under the Shareholders Agreement or these Articles or holding of the Company Securities by such Member and any other Member. Further, for purposes of these Articles, none of Spotify Technology S.A., Spotify AB or any of their respective Controlled Affiliates, on the one hand, and the Company, Tencent or any of their respective Affiliates, on the other hand, shall be deemed an Affiliate of the other.

“Amended Control Documents” has the meaning ascribed to it in Article 104A.

“Anti-Dilution Issuance Shares” has the meaning ascribed to it in Article 61.

“Anti-Dilution Issuance to Tencent” has the meaning ascribed to it in Article 61.

“Articles” means these articles of association of the Company, as amended or substituted from time to time.

“Available For Sale Target Shares” has the meaning ascribed to it in Article 49.

“Board” means the board of directors of the Company.

“Branch Register” means any branch Register of such category or categories of Members as the Company may from time to time determine.

“Chairman” has the meaning ascribed to it in Article 76.

“CIFH” means PAGAC Music Holding II Limited, an exempted company incorporated under the Laws of the Cayman Islands.

“Class” or “Classes” means any class or classes of Shares as may from time to time be issued by the Company.

“Companies Law” means the Companies Law (as amended) of the Cayman Islands.

“Company GC” has the meaning ascribed to it in Article 115.

“Company Securities” means any share, share capital, registered capital, ownership interest, partnership interest, equity interest, joint venture or other ownership interest of the Company, or any option, warrant, or right to subscribe for, acquire or purchase any of the foregoing, or any other security or instrument convertible into or exercisable or exchangeable for any of the foregoing, or any equity appreciation, phantom equity, equity plan or similar right with respect to the Company, or any contract of any kind for the purchase or acquisition from the Company of any of the foregoing, either directly or indirectly.

“Control” means the possession, direct or indirect, of the power to direct, or cause the direction of, the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

“Control Documents” means a series of agreements and documents entered into by and between any wholly-owned PRC Subsidiary of the Company and VIE Affiliates and their shareholders, through which such wholly-owned PRC Subsidiary has acquired the Control and is able to consolidate the financial statements of such VIE Affiliates.

“Core Business” includes:

(a)	provision of digital music service;

(b)	production and sales of digital music devices;

(c)	provision of online and offline music show service and other performance;

(d)	production and promotion of music content;

(e)	operation of music-related licensing business;

(f)	other music-related business;

(g)	operation, research and development of online gaming and commercial advertisement; and

(h)	other business as approved by the Board.

“Co-Sale Notice” has the meaning ascribed to it in Article 52.

“Directors” means, unless the context clearly is meant otherwise, the directors of the Company for the time being assembled as a board or as a duly appointed committee thereof, and if the context refers to one or more particular directors, then it means those one or more particular directors of the Company for the time being.

“Disposition Notice” has the meaning ascribed to it in Article 48.

“Drag-Along Right” has the meaning ascribed to it in Article 58.

“Equity Financing Subscription Agreements” means the share subscription agreements entered into by the Company and the purchasers thereunder, pursuant to which an aggregate of 119,394,895 Ordinary Shares were issued to the purchasers, the forms of which were approved by the Board on December 29, 2017.

“ESOP” means collectively, the 2014 ESOP, the 2017 Share Option Plan approved by the Board under which the maximum aggregate number of Ordinary Shares available for exercise of the options to be granted thereunder is 37,906,988 Ordinary Shares (including awards of up to 8,767,610 Ordinary Shares that had not been granted under the 2014 ESOP and have been granted under the 2017 Share Option Plan) and the 2017 Restricted Share Award Scheme approved by the Board under which the maximum aggregate number of Ordinary Shares which may be issued pursuant to all awards of restricted shares to be granted thereunder is 43,709,066 Ordinary Shares (including awards of up to 13,754,920 Ordinary Shares reserved for issuance under the Tencent ESOP).

“Excluded Related Party Transaction” has the meaning ascribed to it in Article 127A.

“Existing Shareholders” means any Shareholder as of December 8, 2017.

“First Participation Notice” has the meaning ascribed to it in Article 39(a).

“Fully-Exercising ROFR Shareholders” has the meaning ascribed to it in Article 48.

“GMHL” means Guomin Holdings Limited, a company limited by shares incorporated under the Laws of the British Virgin Islands.

“Group Companies” means the Company and the entities whose financial results are consolidated with those of the Company in accordance with IFRS, and each a “Group Company”.

“IFRS” means the International Financial Reporting Standards as published by the International Accounting Standards Board and in effect from time to time.

“Issuance Obligation” has the meaning ascribed to it in the Shareholders Agreement.

“Key Management” means Xie Zhenyu, a PRC citizen, and Xie Guomin, a PRC citizen.

“Largest Financial Investor” has the meaning ascribed to it in Article 110.

“Law” means any law, rule, constitution, code, ordinance, statute, treaty, decree, regulation, common law, order, official policy, circular, provision, administrative order, interpretation, injunction, judgment, ruling, assessment, writ or other legislative measure, in each case of any governmental authority.

“Major Label Subscription Agreements” has the meaning ascribed to it in the Shareholders Agreement.

“Member” means a Person who is registered as the holder of Shares in the Register.

“Memorandum of Association” means the memorandum of association of the Company, as amended or substituted from time to time.

“Music Fund” means an investment fund formed for the purpose of making investments in music content businesses, whose limited partners include (i) Tencent or its Affiliates and (ii) the Company or another Group Company. Notwithstanding the definition of Affiliates, the parties agree that for purposes of this definition of “Music Fund”, Affiliates of Tencent shall exclude the Group Companies or any of the Group Companies’ Controlled Affiliates.

“New Securities” means any share, share capital, registered capital, ownership interest, partnership interest, equity interest, joint venture or other ownership interest of the Company, or any option, warrant, or right to subscribe for, acquire or purchase any of the foregoing, or any other security or instrument convertible into or exercisable or exchangeable for any of the foregoing, or any equity appreciation, phantom equity, equity plan or similar right with respect to the Company, or any contract of any kind for the purchase or acquisition from the Company of any of the foregoing, either directly or indirectly, provided, however, that the term “New Securities” does not include:

(a)	Ordinary Shares issued or issuable to qualified employees of the Company pursuant to the 2014 ESOP, or any options to purchase such shares;

(b)

any other Company Securities issued or to be issued under the ESOP, including issuance of up to 37,000,000 Ordinary Shares (subject to subsequent adjustment for share splits, share dividends, reverse share splits, re-capitalizations and the like) in exchange for the repurchase of unexercised options granted under the ESOP;

(c)	any securities issued in connection with any share dividend, distribution, share split, share consolidation, or other similar event in which the Members are otherwise entitled to participate;

(d)	any shares issued upon exercise of options, warrants or other types of awards as approved by the Board;

(e)	any shares issued pursuant to, or concurrently with and conditional upon, the QIPO;

(f)	any securities of the Company issued or issuable pursuant to the Issuance Obligation;

(g)	any Anti-Dilution Issuance Shares or any securities of the Company issued or issuable pursuant to the Anti-Dilution Issuance to Tencent;

(h)

any shares reserved and issuable to any Shareholder, if applicable, pursuant to its exercise of right of participation under the Prior SHAs in relation to the transactions contemplated under the Tencent Subscription Agreement; and

(i)	any shares issued under the R2G Agreement (provided that, if any shares are issued under this clause (i), CIFH shall have returned an equivalent number of Ordinary Shares to the Company);

(j)	up to 69,844,564 Ordinary Shares issued or issuable to investors other than the Existing Shareholders and the Ordinary Shares issued or issuable pursuant to the Spotify Subscription Agreement;

(k)	an aggregate of 68,131,015 Ordinary Shares to be issued to the purchasers thereunder pursuant to the Major Label Subscription Agreements; and

(l)

any securities of the Company issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in a single transaction or series of related transactions, in each case, duly approved in accordance with Article 104.

“Non-Tencent Shareholders” has the meaning ascribed to it in Article 110(b).

“Non-Transferring Shareholder” has the meaning ascribed to it in Article 48.

“Office” means the registered office of the Company as required by the Companies Law.

“Officers” means the officers for the time being and from time to time of the Company.

“Ordinary Resolution” means a resolution:

(a)

passed by a simple majority of the votes cast by such Members as, being entitled to do so, attend and vote in person or, where proxies are allowed, by proxy, at a general meeting of the Company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Member is entitled; or

(b)

approved in writing by all of such Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed.

“Ordinary Shares” means the ordinary shares of a nominal or par value of US$0.000083 each in the share capital of the Company.

“Overallotment Notice” has the meaning ascribed to it in Article 48.

“paid up” means paid up as to the par value in respect of the issue of any Shares and includes credited as paid up.

“Participation Pro Rata Share” of any Shareholder means, the ratio of (a) the number of Ordinary Shares held by such Shareholder, to (b) the total number of Ordinary Shares then outstanding and held by all Shareholders immediately prior to the issuance of New Securities giving rise to the Right of Participation.

“Person” means any natural person, firm, company, joint venture, partnership, corporation, association or other entity (whether or not having a separate legal personality) or any of them as the context so requires, other than in respect of a Director or Officer in which circumstances Person shall mean any person or entity permitted to act as such in accordance with the laws of the Cayman Islands.

“PRC” means the People’s Republic of China and for purposes of these Articles, excludes Hong Kong, Macao Special Administrative Region and Taiwan.

“Preemptive Right Participants” has the meaning ascribed to it in Article 39(b).

“Principal Register”, where the Company has established one or more Branch Registers pursuant to the Companies Law and these Articles, means the Register maintained by the Company pursuant to the Companies Law and these Articles that is not designated by the Directors as a Branch Register.

“Prior SHAs” means the Amended and Restated Shareholders Agreement dated July 12, 2016 by and among the Company and certain other parties named therein, the Amended and Restated Shareholders Agreement dated March 8, 2016 by and among the Company and certain other parties named therein, the Shareholders Agreement dated May 26, 2014 by and among the Company and certain other parties named therein, and the Amended and Restated Shareholders Agreement dated December 4, 2013 by and among the Company and certain other parties named therein.

“Prospective Transferee” has the meaning ascribed to it in Article 48.

“Qualified Stock Exchange” means the Hong Kong Stock Exchange, New York Stock Exchange, NASDAQ Stock Market, A-Share Market or such other stock exchange approved by the Board.

“Qualified Transfer” has the meaning ascribed to it in Article 44.

“QIPO” means a firm underwritten public offering of the Ordinary Shares or any equity securities in any of the Company’s Subsidiaries in the U.S., pursuant to an effective registration statement under the Securities Act, or in a similar public offering of the Ordinary Shares or any equity securities in any of the Company’s Subsidiaries in another jurisdiction which results in such shares trading publicly on the Hong Kong Stock Exchange, New York Stock Exchange, NASDAQ Stock Market, A-Share Market or such other stock exchange approved by the Board (each, a “Qualified Stock Exchange”) where the Company meets the listing requirements of such Qualified Stock Exchange, and which, in each case, has an offering price per share that results in a post-money valuation of the Company at a minimum of US$6 billion on a fully diluted basis upon the consummation of the public offering.

“R2G Agreement” means the amended and restated share purchase and exchange agreement dated as of October 30, 2013, by and among R2G Limited, certain of its shareholders and the Company, as amended, supplemented, or otherwise modified from time to time.

“Register” means the register of Members of the Company required to be kept pursuant to the Companies Law and includes any Branch Register(s) established by the Company in accordance with the Companies Law.

“Related Party” means any shareholder, officer or director of a Group Company, or any Affiliate of any such person or of any Group Company, except for any other Group Company. Notwithstanding the definition of Affiliates, the parties agree that for purposes of this definition of “Related Party”, Affiliates of Tencent shall exclude the Group Companies or any of the Group Companies’ Controlled Affiliates.

“Related Party Transaction” means a transaction between any Group Company, on the one hand, and any Related Party, on the other hand; provided that the following transactions shall not be considered as Related Party Transaction for purposes of this Agreement: (i) any co-investment transaction by a Group Company and a Related Party in a third party; and (ii) any issuance of Company Securities to any Related Party in compliance with the provisions of these Articles.

“Replacement Nominee” has the meaning ascribed to it in Article 112.

“Restricted Person” means each Person listed on Schedule B of the Shareholders Agreement and each of their respective Affiliates and any entity that a Restricted Person or any of its Affiliates directly or indirectly holds or beneficially owns at least twenty percent (20%) in ownership interest, registered capital, voting power or the decision-making power, whether though contractual arrangements or otherwise.

“Right of First Refusal” has the meaning ascribed to it in Article 47.

“Right of Participation” means the preemptive right of each Shareholder under Articles 38 through 41 to purchase such Shareholder’s Participation Pro Rata Share of all (or any part) of any New Securities that the Company may from time to time issue after the date of the Shareholders Agreement.

“ROFR First Response Period” has the meaning ascribed to it in Article 48.

“ROFR Pro Rata Portion” has the meaning ascribed to it in Article 48.

“ROFR Second Response Period” has the meaning ascribed to it in Article 48.

“Sale Notice” has the meaning ascribed to it in Article 58.

“Seal” means the common seal of the Company (if adopted) including any facsimile thereof.

“Second Largest Financial Investor” has the meaning ascribed to it in Article 110.

“Second Participation Notice” has the meaning ascribed to it in Article 39.

“Secretary” means any Person appointed by the Directors to perform any of the duties of the secretary of the Company.

“Share” means a share in the capital of the Company. All references to “Shares” herein shall be deemed to be Shares of any or all Classes as the context may require. For the avoidance of doubt in these Articles the expression “Share” shall include a fraction of a Share.

“Shareholder” means a Member of the Company other than the Spotify Investors.

“Shareholders Agreement” means the Third Amended and Restated Shareholders Agreement dated January 8, 2018 by and among the Company and certain other parties thereto, as may be further amended in accordance with the terms thereof from time to time.

“Share Premium Account” means the share premium account established in accordance with these Articles and the Companies Law.

“Shortened Lock-up Triggering Event” has the meaning ascribed to it in Article 44.

“signed” means bearing a signature or representation of a signature affixed by mechanical means.

“Special Resolution” means a special resolution of the Company passed in accordance with the Companies Law, being a resolution:

(a)

passed by a majority of not less than two-thirds of the votes cast by such Members as, being entitled to do so, attend and vote in person or, where proxies are allowed, by proxy, at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Member is entitled; or

(b)

approved in writing by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members and the effective date of the special resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed.

“Spotify Investor Agreement” means that certain Investor Agreement dated December 15, 2017 by and among the Company, Spotify AB, Spotify Technology S.A. and Tencent Holdings Limited, as it may be amended or restated from time to time.

“Spotify Investor” has the meaning ascribed to “Investor” in the Spotify Investor Agreement.

“Spotify Subscription Agreement” means that certain Subscription Agreement, dated December 8, 2017, by and among the Company, Tencent Music Entertainment Hong Kong Limited, Spotify Technology S.A. and Spotify AB.

“Subsidiary” means, with respect to any given Person, any Person of which the given Person directly or indirectly Controls.

“Target Shares” has the meaning ascribed to it in Article 48.

“Tencent” means Min River Investment Limited, a company limited by shares incorporated under the laws of the British Virgin Islands.

“Tencent Closing Date” has the same meaning as ascribed to the definition of “Closing Date” in the Tencent Subscription Agreement.

“Tencent Directors” has the meaning ascribed to it in Article 110.

“Tencent ESOP” means the equity incentive, purchase or participation plan, employee stock option plan or similar plan of the Company to be approved by the Board, under which 13,754,920 Ordinary Shares have been reserved for issuance.

“Tencent GC” has the meaning ascribed to it in Article 115.

“Tencent Subscription Agreement” means the Share Subscription Agreement dated as of July 12, 2016 by and among the Company, Tencent and certain other parties thereto.

“Tencent Transaction Documents” has the meaning ascribed to the term “Transaction Documents” in the Tencent Subscription Agreement.

“Trade Sale” means (i) a sale, lease, transfer or other disposition of all or substantially all of the assets of the Group Companies as a whole, (ii) an exclusive licensing out of all or substantially all of the Intellectual Property of the Group Companies as a whole, (iii) any transaction (or a series of related transactions) in which a majority of the Company’s voting power or a majority of the voting power of any material Subsidiary of the Company is transferred to a third party (or multiple third parties) or to Tencent or its Affiliates (whether by share transfer or share issuance), or (iv) a merger, consolidation or other business combination of the Company or any material Subsidiary of the Company with or into any other Person.

“Transfer” means, with respect to any Company Securities, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such Company Securities or any participation or interest therein, whether directly or indirectly (including pursuant to a derivative transaction or a transfer or new issuance of ownership interests in a direct or indirect holder of such Company Securities), or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of such Company Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing.

“Transferring Shareholder” has the meaning ascribed to it in Article 48.

“Treasury Shares” means Shares that were previously issued but were purchased, redeemed, surrendered or otherwise acquired by the Company and not cancelled.

“VIE Affiliates” means collectively Beijing Kuwo Technology Co., Ltd. (北京酷我科技有限公司) and Guangzhou Kugou Computer Technology Co., Ltd. (廣州酷狗计算机科技有限公司).

2.	In these Articles, save where the context requires otherwise:

(a)	words importing the singular number shall include the plural number and vice versa;

(b)	words importing the masculine gender only shall include the feminine gender and any Person as the context may require;

(c)	the word “may” shall be construed as permissive and the word “shall” shall be construed as imperative;

(d)	reference to a dollar or dollars or USD (or $) and to a cent or cents is reference to dollars and cents of the United States of America;

(e)	reference to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force;

(f)

reference to any determination by the Directors shall be construed as a determination by the Directors in their sole and absolute discretion and shall be applicable either generally or in any particular case; and

(g)

reference to “in writing” shall be construed as written or represented by any means reproducible in writing, including any form of print, lithograph, email, facsimile, photograph or telex or represented by any other substitute or format for storage or transmission for writing or partly one and partly another.

3.	Subject to the preceding Articles, any words defined in the Companies Law shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

PRELIMINARY

4.	The business of the Company may be commenced at any time after incorporation.

5.

The Office shall be at such address in the Cayman Islands as the Directors may from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

6.

The expenses incurred in the formation of the Company and in connection with the offer for subscription and issue of Shares shall be paid by the Company. Such expenses may be amortised over such period as the Directors may determine and the amount so paid shall be charged against income and/or capital in the accounts of the Company as the Directors shall determine.

7.

The Directors shall keep, or cause to be kept, the Register at such place or (subject to compliance with the Companies Law and these Articles) places as the Directors may from time to time determine. In the absence of any such determination, the Register shall be kept at the Office. The Directors may keep, or cause to be kept, one or more Branch Registers as well as the Principal Register in accordance with the Companies Law, provided always that a duplicate of such Branch Register(s) shall be maintained with the Principal Register in accordance with the Companies Law.

SHARES

8.

Subject to Articles 103 and 104, and without prejudice to any special rights or restrictions for the time being attached to any shares or any class of shares, all Shares for the time being unissued shall be under the control of the Directors who may:

(a)	issue, allot and dispose of the same to such Persons, in such manner, on such terms and having such rights and being subject to such restrictions as they may from time to time determine; and

(b)	grant options with respect to such Shares and issue warrants or similar instruments with respect thereto;

(c)	and, for such purposes, the Directors may reserve an appropriate number of Shares for the time being unissued.

9.

Subject to Articles 103 and 104, the Members by Special Resolution may authorise the division of Shares into any number of Classes and sub-classes and the different Classes and sub-classes shall be authorised, established and designated (or re-designated as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend and redemption rights), restrictions, preferences, privileges and payment obligations as between the different Classes (if any) may be fixed and determined by the Members by Special Resolution.

10.

The Company may insofar as may be permitted by law, pay a commission to any Person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up Shares or partly in one way and partly in the other. The Company may also pay such brokerage as may be lawful on any issue of Shares.

11.	The Directors may refuse to accept any application for Shares, and may accept any application in whole or in part, for any reason or for no reason.

MODIFICATION OF RIGHTS

12.

Whenever the capital of the Company is divided into different Classes, the rights attached to any such Class may, subject to any rights or restrictions for the time being attached to any Class, only be materially adversely varied or abrogated with the consent in writing of the holders of not less than two-thirds of the issued Shares of the relevant Class, or with the sanction of a resolution passed at a separate meeting of the holders of the Shares of such Class by two-thirds of the votes cast at such a meeting. To every such separate meeting all the provisions of these Articles relating to general meetings of the Company or to the proceedings thereat shall, mutatis mutandis, apply, except that the necessary quorum shall be one or more Persons at least holding or representing by proxy one-third in nominal or par value amount of the issued Shares of the relevant Class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those Members who are present shall form a quorum) and that, subject to any rights or restrictions for the time being attached to the Shares of that Class, every Member of the Class shall on a poll have one vote for each Share of the Class held by him.

13.

The rights conferred upon the holders of the Shares of any Class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the Shares of that Class, be deemed to be materially adversely varied or abrogated by, inter alia, the creation, allotment or issue of further Shares ranking pari passu with or subsequent to them or the redemption or purchase of any Shares of any Class by the Company.

CERTIFICATES

14.	No Person shall be entitled to a certificate for any or all of his Shares, unless the Directors shall determine otherwise.

FRACTIONAL SHARES

15.

The Directors may issue fractions of a Share and, if so issued, a fraction of a Share shall be subject to and carry the corresponding fraction of liabilities (whether with respect to nominal or par value, premium, contributions, calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights (including, without prejudice to the generality of the foregoing, voting and participation rights) and other attributes of a whole Share. If more than one fraction of a Share of the same Class is issued to or acquired by the same Member such fractions shall be accumulated.

LIEN

16.

The Company has a first and paramount lien on every Share (whether or not fully paid) for all amounts (whether presently payable or not) payable at a fixed time or called in respect of that Share. The Company also has a first and paramount lien on every Share (whether or not fully paid) registered in the name of a Person indebted or under liability to the Company (whether he is the sole registered holder of a Share or one of two or more joint holders) for all amounts owing by him or his estate to the Company (whether or not presently payable). The Directors may at any time declare a Share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a Share extends to any amount payable in respect of it.

17.

The Company may sell, in such manner as the Directors may determine, any Share on which the Company has a lien, but no sale shall be made unless an amount in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing, demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the Share, or the Persons entitled thereto by reason of his death or bankruptcy.

18.

For giving effect to any such sale the Directors may authorise some Person to transfer the Shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the Shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

19.

The proceeds of the sale after deduction of expenses, fees and commission incurred by the Company shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the Shares prior to the sale) be paid to the Person entitled to the Shares immediately prior to the sale.

CALLS ON SHARES

20.

The Directors may from time to time make calls upon the Members in respect of any moneys unpaid on their Shares, and each Member shall (subject to receiving at least fourteen days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on such Shares.

21.	The joint holders of a Share shall be jointly and severally liable to pay calls in respect thereof.

22.

If a sum called in respect of a Share is not paid before or on the day appointed for payment thereof, the Person from whom the sum is due shall pay interest upon the sum at the rate of eight percent per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

23.

The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the amount of the Share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

24.	The Directors may make arrangements on the issue of partly paid Shares for a difference between the Members, or the particular Shares, in the amount of calls to be paid and in the times of payment.

25.

The Directors may, if they think fit, receive from any Member willing to advance the same all or any part of the moneys uncalled and unpaid upon any partly paid Shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of an Ordinary Resolution, eight percent per annum) as may be agreed upon between the Member paying the sum in advance and the Directors.

FORFEITURE OF SHARES

26.

If a Member fails to pay any call or instalment of a call in respect of any Shares on the day appointed for payment, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

27.

The notice shall name a further day (not earlier than the expiration of fourteen days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the Shares in respect of which the call was made will be liable to be forfeited.

28.

If the requirements of any such notice as aforesaid are not complied with, any Share in respect of which the notice has been given may at any time thereafter, before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect.

29.

A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

30.

A Person whose Shares have been forfeited shall cease to be a Member in respect of the forfeited Shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the Shares forfeited, but his liability shall cease if and when the Company receives payment in full of the amount unpaid on the Shares forfeited.

31.

A statutory declaration in writing that the declarant is a Director, and that a Share has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts in the declaration as against all Persons claiming to be entitled to the Share.

32.

The Company may receive the consideration, if any, given for a Share on any sale or disposition thereof pursuant to the provisions of these Articles as to forfeiture and may execute a transfer of the Share in favour of the Person to whom the Share is sold or disposed of and that Person shall be registered as the holder of the Share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the disposition or sale.

33.

The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a Share becomes due and payable, whether on account of the amount of the Share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

33A.	Notwithstanding the foregoing, Articles 16 through 33 shall not apply to the Ordinary Shares issued to Spotify AB pursuant to the Spotify Subscription Agreement.

TRANSFER OF SHARES

34.

The instrument of transfer of any Share shall be in any usual or common form or such other form as the Directors may determine and be executed by or on behalf of the transferor and if in respect of a nil or partly paid up Share, or if so required by the Directors, shall also be executed on behalf of the transferee and shall be accompanied by the certificate (if any) of the Shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The transferor shall be deemed to remain a Member until the name of the transferee is entered in the Register in respect of the relevant Shares.

35.

Subject to the terms of issue thereof, the Directors may determine to decline to register any transfer of Shares without assigning any reason therefor, provided that the Directors shall not decline to register any transfer of Shares expressly permitted by or made in compliance with the Shareholders Agreement or the Spotify Investor Agreement. If the Board refuses to register a transfer of any share, it shall, within ten days after the date on which the transfer was lodged with the Company, send to each of the transferor and transferee notice of the refusal.

36.

The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine, provided that the Directors shall not suspend the registration of transfers of Shares in violation of the Spotify Investor Agreement. If the Board has suspended registrations of transfers of shares, it shall, within ten days after the date on which any transfer is lodged with the Company, send to each of the transferor and transferee notice of such suspension.

37.

All instruments of transfer that are registered shall be retained by the Company, but any instrument of transfer that the Directors decline to register shall (except in any case of fraud) be returned to the Person depositing the same.

RIGHT OF PARTICIPATION

38.

Each Shareholder shall have the Right of Participation to purchase its Participation Pro Rata Share of any New Securities that the Company may from time to time issue after the date of the Shareholders Agreement, provided that the Shareholder exercising the Right of Participation must undertake to the Company and the other Shareholders that it purchases the New Securities entirely for its own account, and not as a nominee holder for any third party.

39.	Procedures.

(a) First Participation Notice. In the event that the Company proposes to issue New Securities, it shall give to each Shareholder a written notice (the “First Participation Notice”), describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities. Each Shareholder shall have the right to purchase all or a portion of such Shareholder’s Participation Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving a written notice to the Company within twenty (20) days from the date of receipt of such First Participation Notice and stating therein the quantity of New Securities to be purchased by such Shareholder (not to exceed its Participation Pro Rata Share of such New Securities). If any Shareholder fails to so notify in writing within such twenty (20) day period to purchase its full Participation Pro Rata Share of the New Securities, such Shareholder shall forfeit the right hereunder to purchase that part of its Participation Pro Rata Share of such New Securities that it did not elect to purchase but without prejudice to participating in any future or other offerings of New Securities.

(b) Second Participation Notice; Oversubscription. If any Shareholder does not exercise in full its Right of Participation within the above twenty (20) day period, the Company shall promptly give a written notice (the “Second Participation Notice”) to each of the Shareholders who has exercised in full its Right of Participation in accordance with Article 39(a) above (the “Preemptive Right Participants”). Each Preemptive Right Participant shall have ten (10) days from the date of receipt of the Second Participation Notice to notify the Company of its desire to purchase more than its Participation Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to buy. If, as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for purchase, each oversubscribing Preemptive Right Participant will be cut back by the Company with respect to its oversubscription to that number of remaining New Securities equal to the lesser of (x) the number of the additional New Securities such oversubscribing Preemptive Right Participant proposed to buy, and (y) the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by (ii) a fraction, the numerator of which is the number of Ordinary Shares held by such oversubscribing Preemptive Right Participant and the denominator of which is the total number of Ordinary Shares held by all the oversubscribing Preemptive Right Participants. Each Preemptive Right Participant shall be obligated to buy such number of New Securities as determined by the Company pursuant to this Article 39(b).

(c) Notwithstanding anything to the contrary in these Articles or the Shareholders Agreement, the Company shall have the right to consummate an issuance of New Securities at any time with one or more Shareholders who have exercised their Right of Participation and are able to consummate such issuance before the expiration of the periods contemplated in Articles 39(a) and 39(b); provided that (i) such Shareholders shall not be entitled to acquire more New Securities than they would have been entitled to acquire if such periods had lapsed in full, and (ii) each other Shareholder shall continue to be entitled to acquire the same number of New Securities during such periods contemplated above as such Shareholder would have been entitled to acquire if the Company had not consummated any issuances before such periods had lapsed in full.

40.

Upon the expiration of a ten (10) day period from the date of the Second Participation Notice, or the twenty (20) day period from the date of the First Participation Notice (if no Shareholder exercises its Right of Participation within such 20-day period), the Company shall have ninety (90) days thereafter to sell the New Securities described in the First Participation Notice (with respect to which the Rights of Participation hereunder were not exercised) at the same or higher price and on terms not more favorable to the purchasers thereof than those specified in the First Participation Notice. In the event that the Company has not issued and sold such New Securities within such ninety (90) day period, the Company shall not thereafter issue or sell any such New Securities without again first offering such New Securities to the Shareholders pursuant to these Articles 38 through 41.

41.

The Company shall not be obligated to consummate any proposed issuance of New Securities, nor be liable to any Shareholder if the Company has not consummated any proposed issuance of New Securities pursuant to these Articles 38 through 41 for whatever reason, regardless of whether it shall have delivered a First Participation Notice or received any exercise notice in respect of such proposed issuance (provided that in such case the Company shall use its best efforts to consummate the issuance of New Securities to the Shareholders that have delivered such exercise notice).

RIGHT OF FIRST REFUSAL; OTHER TRANSFER RESTRICTIONS

42.

For so long as there are Company Securities issued and outstanding, none of the Shareholders shall directly or indirectly Transfer any Company Securities in contravention of these Articles. Such restrictions, however, shall not be applicable to any Transfer of the Company Securities (a) to an Affiliate of such Shareholder, (b) to a custodian or a trustee, including a trustee of a voting trust, or partnership solely for the account and benefit of a Shareholder, (c) among the Shareholders, (d) by CIFH to certain designees of shareholders of R2G Limited of up to a certain number of Ordinary Shares, in one or more transactions, as an alternative method to achieve the economic purpose contemplated by the R2G Agreement (in which case (i) the Company shall pay to CIFH on behalf of the relevant recipients of such shares at an agreed per share dollar amount (with the number of Ordinary Shares to be transferred and the per share dollar amount to be paid subject to adjustment in accordance with the terms of the R2G Agreement), as if the Company had repurchased such shares from CIFH and re-issued the same to the relevant shareholders of R2G Limited and (ii) the Company’s right to issue an equivalent number of shares under (i) of the definition of “New Securities” shall forfeit), (e) by the designees of shareholders of R2G Limited by way of waiving or non-exercising their right to receive any shares under the above (d) in exchange for cash consideration payable by CIFH, (f) to the Company in connection with the exercise of any put right of such Shareholder as set forth in the applicable Major Label Subscription Agreements or Equity Financing Subscription Agreements, or (g) by a Shareholder pursuant to the registration statement filed by the Company in connection with the QIPO, provided that in each case of (a), (b), (c) and (d), each such transferee or assignee, prior to the completion of the Transfer shall have executed documents fully and unconditionally assuming all of the obligations of such Shareholder under the Shareholders Agreement with respect to the Transferred Company Securities; provided, further, that in the case of (a), if such transferee at any time ceases to be an Affiliate of such Shareholder, such transferee shall, prior to its ceasing to be an Affiliate of such Shareholder, Transfer such Company Securities back to such Shareholder. Notwithstanding anything to the contrary herein, no Transfer of the Company Securities shall be made unless it is in compliance with any and all other restrictions on Transfer as may be provided in the applicable Major Label Subscription Agreements or Equity Financing Subscription Agreements or restrictions otherwise agreed between the Company and the applicable Shareholder.

43.	[Reserved.]

44.

Notwithstanding anything otherwise provided in the Shareholders Agreement or these Articles, without the prior written consent of Tencent, (i) at any time during the first three (3) years after the Tencent Closing Date, each of the Key Management will not, Transfer, directly or indirectly, any Company Securities that are in excess of thirty percent (30%) of the aggregate Company Securities held or beneficially owned by such Key Management (subject to subsequent adjustment for share splits, share dividends, reverse share splits, re-capitalizations and the like) as of the Tencent Closing Date, whether in a single transaction or a series of transactions; and (ii) at any time during each one-year period for the three (3) years after the third (3rd) anniversary of the Tencent Closing Date, each of the Key Management will not, Transfer, directly or indirectly, any Company Securities that are in excess of one-third (1/3) of the aggregate remaining Company Securities held or beneficially owned by such Key Management (subject to subsequent adjustment for share splits, share dividends, reverse share splits, re-capitalizations and the like) as of the third (3rd) anniversary of the Tencent Closing Date, whether in a single transaction or a series of transactions; provided that with respect to any Key Management, if at any time during the four-year period after the Tencent Closing Date, (x) such Key Management has been removed as officer and employee of all Group Companies and all the employment agreements with such Key Management have been terminated by all Group Companies, or (y) such Key Management becomes a key executive of the general partner of the Music Fund (for the avoidance of doubt, once such Key Management becomes a key executive of the general partner of the Music Fund, such Key Management should have resigned and no longer been a director, officer or employee of any Group Company) (either (x) or (y), the “Shortened Lock-up Triggering Event”), then upon the resignation by such Key Management as directors of all Group Companies, the above Key Management lock-up provision shall be replaced by the following: without the prior written consent of Tencent, at any time during each one-year period for the two (2) years after the Shortened Lock-up Triggering Event, each of the Key Management will not, Transfer, directly or indirectly, any Company Securities that are in excess of one-half (1/2) of the aggregate Company Securities held or beneficially owned by such Key Management (subject to subsequent adjustment for share splits, share dividends, reverse share splits, re-capitalizations and the like) as of the Shortened Lock-up Triggering Event, whether in a single transaction or a series of transactions (any Transfer made as permitted pursuant to this proviso shall be a “Qualified Transfer”); provided further that, notwithstanding anything to the contrary in Article 42, any proposed Transfer of Company Securities held or beneficially owned by such Key Management that is a Qualified Transfer (including any Transfer made by such Key Management’s Affiliates or permitted transferees) to any person (including to any other Shareholder) shall comply with, and be subject to the Right of First Refusal of each Shareholder in accordance with the respective provisions under these Articles 42 through 51. The lock-up contemplated under this Article 44 shall terminate upon the earliest of (i) the second (2nd) anniversary of the Shortened Lock-up Triggering Event (only if the Shortened Lock-up Triggering Event is applicable); (ii) the sixth (6th) anniversary of the Tencent Closing Date; and (iii) six months after the consummation of a QIPO .

45.

Notwithstanding anything to the contrary contained in the Shareholders Agreement or these Articles, without the prior written consent of Tencent, none of the Shareholders other than Tencent shall Transfer, directly or indirectly, any Company Securities held or beneficially owned by it to any Restricted Person.

46.	[Reserved.]

47.

Grant of Right of First Refusal. Subject to the Drag-Along Right as set forth in Articles 58 through 60 below, each of the Shareholders is hereby granted a right of first refusal (the “Right of First Refusal”), exercisable in connection with any proposed Transfer of the Company Securities held by any other Shareholder, provided that the Shareholder exercising such Right of First Refusal must undertake to the Company and the other Shareholders that it purchases such Company Securities entirely for its own account, and not as a nominee holder for any third party. These Articles 42 through 51 shall not apply to any of the permitted Transfers under Article 42.

48.

In the event a Shareholder (the “Transferring Shareholder”) desires to accept a bona fide offer from a third party (other than the Restricted Persons) (the “Prospective Transferee”) for any or all of the Company Securities then held by such Transferring Shareholder (the Company Securities subject to such offer to be hereinafter called the “Target Shares”), the Transferring Shareholder shall promptly (i) deliver to each of the other Shareholders (the “Non-Transferring Shareholders”) a written notice (the “Disposition Notice”) describing the terms and conditions of the offer, including the purchase price and the identity of the Prospective Transferee; and (ii) provide satisfactory proof that the disposition of the Target Shares to such Prospective Transferee would not be in contravention of the provisions set forth in these Articles 42 through 51. Each Non-Transferring Shareholder may exercise the Right of First Refusal and, thereby, purchase all or any part of its ROFR Pro Rata Portion (as defined below and with any re-allotments as provided below) of the Target Shares at the same price and subject to the same material terms and conditions as described in the Disposition Notice, by notifying the Transferring Shareholder in writing within thirty (30) days after receiving the Disposition Notice (the “ROFR First Response Period”) as to the number of such Target Shares that it wishes to purchase. No Shareholder shall have a right to purchase any of the Target Shares unless it exercises its Right of First Refusal within the ROFR First Response Period. If any Prospective Transferee has offered to pay for any Target Shares with property, services or any other non-cash consideration, the Non-Transferring Shareholders shall nevertheless have the right to pay for such Target Shares with cash in an amount equal to the fair market value of the non-cash consideration offered by the Prospective Transferee in question, where the fair market value of such non-cash consideration shall be conclusively determined in good faith by the Board. For purposes of this Article 48, the term “ROFR Pro Rata Portion” means that number of Company Securities equal to the product obtained by multiplying (i) the aggregate number of Target Shares covered by the Disposition Notice by (ii) a fraction, the numerator of which is the number of Company Securities held by such Non-Transferring Shareholder (assuming the conversion of all securities convertible into Ordinary Shares and exercise of all warrants, options and other securities exercisable for Ordinary Shares) at the time of the sale or transfer and the denominator of which is the total number of Company Securities held by all Non-Transferring Shareholders (assuming the conversion of all securities convertible into Ordinary Shares and exercise of all warrants, options and other securities exercisable for Ordinary Shares). If any Non-Transferring Shareholder fails to notify the Transferring Shareholder of such Non-Transferring Shareholder’s exercise of its Right of First Refusal, or, if any Non-Transferring Shareholder notifies the Transferring Shareholder that such Non-Transferring Shareholder will only partially exercise its Right of First Refusal, in each case within the ROFR First Response Period, then the Transferring Shareholder shall, as soon as possible but in any event within two (2) days after the expiration of the ROFR First Response Period, give a written notice (the “Overallotment Notice”) to each Non-Transferring Shareholder who has elected to exercise in full its ROFR Pro Rata Portion of the Target Shares (the “Fully-Exercising ROFR Shareholders”) specifying the Target Shares that are still available to be purchased by the Fully-Exercising ROFR Shareholders. Such Overallotment Notice may be made by telephone if confirmed in writing within two (2) days. The Fully-Exercising ROFR Shareholders shall have a right of overallotment, exercisable within five (5) days upon receiving the Overallotment Notice (the “ROFR Second Response Period”), to buy up to all of the unsold Target Shares, or if more than one Fully-Exercising ROFR Shareholders exercise their overallotment right, the number of unsold Target Shares to be purchased by each Fully-Exercising ROFR Shareholder shall be reduced, to the extent necessary, to such number based on the number of Company Securities held by each Fully-Exercising ROFR Shareholder who has exercised its overallotment right (assuming the conversion of all securities convertible into Ordinary Shares and exercise of all warrants, options and other securities exercisable for Ordinary Shares) divided by the number of Company Securities held by all Fully-Exercising ROFR Shareholders who have exercised their overallotment right (assuming the conversion of all securities convertible into Ordinary Shares and exercise of all warrants, options and other securities exercisable for Ordinary Shares).

49.

If, after applying the procedure set forth in Article 48, there are still Target Shares not yet been purchased by the Non-Transferring Shareholders (such shares, the “Available For Sale Target Shares”), the Transferring Shareholder shall have a period of ninety (90) days thereafter to sell or otherwise dispose of such Available For Sale Target Shares, subject to the provisions of Articles 52 through 57 set forth below, to the Prospective Transferee(s) identified in the Disposition Notice, upon terms and conditions (including the purchase price) no more favorable to such Prospective Transferee(s) than those specified in the Disposition Notice. If the Transferring Shareholder has not completed the sale or disposition of the Available For Sale Target Shares within the specified ninety (90) day period, the Non-Transferring Shareholders’ Right of First Refusal hereunder shall once again apply to the transfer of the Available For Sale Target Shares.

50.

In the event of any share dividend, share split, sub-division or consolidation of shares, recapitalization or other transaction affecting the Company’s outstanding Company Securities as a class effected without receipt of consideration, then any new, substituted or additional securities or other property that is by reason of such transaction distributed with respect to the Company Securities shall be immediately subject to the Non-Transferring Shareholders’ Right of First Refusal hereunder.

51.

Payment of the purchase price for the Target Shares (or a portion thereof, as applicable) shall be made at the time as agreed between the Transferring Shareholder and each of the Non-Transferring Shareholders that has elected to exercise the Right of First Refusal, provided that such time shall not be later than the closing time specified in the Disposition Notice, unless otherwise agreed by the Transferring Shareholder and the relevant Non-Transferring Shareholders. Payment of the purchase price shall be made by wire transfer or check as directed by the Transferring Shareholder against delivery of the Target Shares to be purchased (or a portion thereof, as applicable).

51A.	Notwithstanding anything to the contrary contained in these Articles, Articles 42 through 51 shall not apply to the Ordinary Shares issued to Spotify AB pursuant to the Spotify Subscription Agreement.

RIGHT OF CO-SALE

52.

Subject to Articles 42 through 51 above, and to the extent that (i) there are Available For Sale Target Shares, and (ii) the sale of Available For Sale Target Shares would result in a third party other than Tencent owning at least 50% of the total share capital of the Company on a fully diluted basis, each Non-Transferring Shareholder shall have the right, exercisable upon written notice (the “Co-Sale Notice”) delivered to the Transferring Shareholder within ten (10) days after the expiration of the ROFR Second Response Period or, if none of the Non-Transferring Shareholders have exercised their Right of First Refusal within the ROFR First Response Period, within ten (10) days after the expiration of the ROFR First Response Period, to participate in the sale of the Available For Sale Target Shares on the terms and conditions as set forth in Article 53 below.

53.

Each Non-Transferring Shareholder may participate in the proposed sale and sell that number of Company Securities not to exceed the number of shares calculated by multiplying the aggregate number of the Available For Sale Target Shares by a fraction, the numerator of which is the number of Company Securities held by such Non-Transferring Shareholder (assuming the conversion of all securities convertible into Ordinary Shares and exercise of all warrants, options and other securities exercisable for Ordinary Shares) at the time of the Co-Sale Notice and the denominator of which is the sum of (A) the aggregate number of Company Securities held by all Shareholders exercising the co-sale right hereunder plus (B) the number of the Company Securities held by the Transferring Shareholder (assuming the conversion of all securities convertible into Ordinary Shares and exercise of all warrants, options and other securities exercisable for Ordinary Shares), and the Company Securities that can be sold by the Transferring Shareholder to the Prospective Transferee shall be correspondingly reduced.

54.

The Non-Transferring Shareholders shall effect their participation in the proposed sale by promptly delivering to the Transferring Shareholder an instrument of transfer, together with one or more certificates that represent the number of Company Securities that the Non-Transferring Shareholder elects to sell.

55.

The Transferring Shareholder shall deliver to the Company the instrument(s) of transfer and share certificate(s) in respect of the transfer of any Company Securities pursuant to Article 54 promptly upon receipt of the same. Upon receipt of the instrument(s) of transfer and share certificate(s) referred to above from the Transferring Shareholder, the Company shall register such transfer and make the appropriate entries on the register of members of the Company to reflect such transfer, and the Transferring Shareholder shall concurrently therewith remit to the Company for delivery to each of the Non-Transferring Shareholders that portion of the sale proceeds to which such Non-Transferring Shareholder is entitled by reason of its participation in such transfer. To the extent that any Prospective Transferee prohibits such assignment or otherwise refuses to purchase Company Securities from a Non-Transferring Shareholder exercising its right of co-sale hereunder, the Transferring Shareholder shall not sell to such Prospective Transferee any Company Securities unless and until, simultaneously with such sale, the Prospective Transferee shall purchase from such Non-Transferring Shareholder the Company Securities that such Non-Transferring Shareholder is entitled to sell under these Articles 52 through 57.

56.

The exercise or non-exercise of the right of co-sale by the Non-Transferring Shareholders hereunder shall not adversely affect their right to participate in subsequent sales of Company Securities subject to Article 52.

57.	Notwithstanding anything to the contrary, these Articles 52 through 57 shall not apply to any transfer permitted under Article 42.

DRAG-ALONG RIGHT

58.

Subject to Article 60, at any time prior to an initial public offering of the Company’s Shares on a Qualified Stock Exchange, if Tencent proposes a Trade Sale at an equity valuation of the Company of not less than US$6 billion on a fully diluted basis, and:

(a)

in the event that such proposed Trade Sale is to a bona fide third party (other than Tencent or any Affiliate of Tencent), such Trade Sale has been approved by (x) no less than 75% of the Board, and (y) Members holding no less than 75% of the issued and outstanding Ordinary Shares of the Company; or

(b)

in the event that such proposed Trade Sale is to Tencent or any Affiliate of Tencent, such Trade Sale has been approved by Members holding no less than 66.7% of the issued and outstanding Ordinary Shares of the Company (other than any Ordinary Shares held by Tencent or any of its Affiliates), then upon a written request from Tencent, each of the other Shareholders shall (i) vote all voting Company Securities held by them in favour of the Trade Sale and cause each Director designated by it to vote in favour of the Trade Sale, (ii) refrain from exercising any dissenters’ rights or rights of appraisal under applicable Law at any time with respect to the Trade Sale, (iii) execute and deliver all related documentation and take such other action in support of the Trade Sale as shall reasonably be requested by Tencent or the Company, and (iv) if the Trade Sale is structured as a transfer of Ordinary Shares or other Company Securities, transfer all of the Ordinary Shares or other Company Securities to the third party to consummate the Trade Sale (the “Drag-Along Right”). When exercising the Drag-Along Right, Tencent shall send written notice (the “Sale Notice”) to all other Shareholders with copy to the Company specifying the names of the purchaser(s), the nature of the Trade Sale, the consideration payable per share or the total consideration payable and a summary of the material terms and conditions of such transaction. Upon receipt of a Sale Notice, all other Shareholders shall be obligated to consummate such Trade Sale in accordance with this Article 58. Notwithstanding the definition of Affiliates, for purposes of this Article 58, Affiliates of Tencent shall exclude the Group Companies or any of the Group Companies’ Controlled Affiliates.

59.

In the event that any other Shareholder fails for any reason to take any of the foregoing actions specified in Article 58 after reasonable notice thereof, such Shareholder hereby grants an irrevocable power of attorney and proxy to any Director approving the Trade Sale to take all necessary actions and execute and deliver all documents deemed by such Director to be reasonably necessary to effectuate the terms hereof. None of the transfer restrictions set forth in Articles 42 through 51 or Articles 52 through 57 shall apply in connection with the Trade Sale proposed by Tencent pursuant to Article 58, notwithstanding anything contained to the contrary herein. The power of attorney granted hereby is intended to secure an interest in property and, in addition, the obligations of each relevant Shareholder under these Articles, and shall be irrevocable.

60.	Notwithstanding anything to the contrary contained herein, without the prior written consent of Tencent, no Trade Sale shall be effected, or be permitted to be effected, to any Restricted Person.

ANTI-DILUTION ISSUANCE TO TENCENT

61.

Notwithstanding anything to the contrary contained herein, (i) concurrently with or before the issuance, delivery or sale of any Company Securities by the Company to any Person (other than Tencent) in connection with any Issuance Obligation, the Company shall unconditionally issue, at no consideration, to Tencent such number of Ordinary Shares that equals to the result of (x) 110%, multiplied by (y) the same number of the Company Securities proposed to be issued, delivered or sold by the Company in connection with such Issuance Obligations (the “Anti-Dilution Issuance to Tencent”, and such Ordinary Shares issuable to Tencent, the “Anti-Dilution Issuance Shares”); and (ii) all consideration received by the Company as a result of the issuance, delivery or sale of any Company Securities to any Person in connection with any Issuance Obligation shall be distributed or otherwise allocated to all the shareholders of the Company immediately prior to July 12, 2016 (including Tencent) ratably in proportion to the number of Ordinary Shares held by such shareholder in the Company immediately prior to July 12, 2016. The Company and each Shareholder shall take all necessary actions to give effect to and consummate the Anti-Dilution Issuance to Tencent in accordance with the foregoing provisions, and any Anti-Dilution Issuance Shares, when issued and delivered to Tencent, shall be deemed fully paid, duly issued and non-assessable. In the event that the Company receives a request from any Person for the issuance, delivery or sale by the Company of any Company Securities to such Person in connection with the Issuance Obligation, the Board shall ascertain, and if any director of the Company reasonably objects to such request with good faith basis for such objection, use reasonable efforts to take all necessary actions to contest the validity of such request before the issuance, delivery or sale by the Company of any Company Securities to such Person. The obligation of the Company with respect to the Anti-Dilution Issuance to Tencent under this Article 61 shall terminate and be of no further force or effect upon the earlier of (i) immediately prior to the consummation of a QIPO, or (ii) the date when the Company becomes subject to the reporting requirements of the Exchange Act or analogous reporting requirements in an alternative listing jurisdiction.

TRANSMISSION OF SHARES

62.

The legal personal representative of a deceased sole holder of a Share shall be the only Person recognised by the Company as having any title to the Share. In the case of a Share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased holder of the Share, shall be the only Person recognised by the Company as having any title to the Share.

63.

Any Person becoming entitled to a Share in consequence of the death or bankruptcy of a Member shall upon such evidence being produced as may from time to time be required by the Directors, have the right either to be registered as a Member in respect of the Share or, instead of being registered himself, to make such transfer of the Share as the deceased or bankrupt Person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the deceased or bankrupt Person before the death or bankruptcy.

64.

A Person becoming entitled to a Share by reason of the death or bankruptcy of a Member shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered Member, except that he shall not, before being registered as a Member in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.

ALTERATION OF SHARE CAPITAL

65.

Subject to Article 104, the Company may from time to time by Ordinary Resolution increase the share capital by such sum, to be divided into Shares of such Classes and amount, as the resolution shall prescribe.

66.	The Company may by Ordinary Resolution:

(a)	consolidate and divide all or any of its share capital into Shares of a larger amount than its existing Shares;

(b)	convert all or any of its paid up Shares into stock and reconvert that stock into paid up Shares of any denomination;

(c)

subdivide its existing Shares, or any of them into Shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in case of the Share from which the reduced Share is derived; and

(d)

Subject to Article 104, cancel any Shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any Person and diminish the amount of its share capital by the amount of the Shares so cancelled.

67.	Subject to Article 104, the Company may by Special Resolution reduce its share capital and any capital redemption reserve in any manner authorised by law.

REDEMPTION, PURCHASE AND SURRENDER OF SHARES

68.	Subject to the Companies Law and Article 104, the Company may:

(a)	issue Shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company or the Member on such terms and in such manner as the Directors may determine;

(b)

purchase its own Shares (including any redeemable Shares) (i) on such terms and in such manner as the Directors may determine and agree with the Member or (ii) upon authorisation by a Special Resolution of Members on such terms and in such manner as specified in the Special Resolution in connection with the adoption by the Company of a tiered or dual-class voting structure as may be provided for by the Memorandum of Association and the Articles and the conversion of Shares into different Classes under such structure; provided that the Company shall not act with respect to the Shares issued pursuant to the Spotify Subscription Agreement in violation of the Spotify Investor Agreement;

(c)	make a payment in respect of the redemption or purchase of its own Shares in any manner authorised by the Companies Law, including out of its capital; and

(d)	accept the surrender for no consideration of any paid up Share (including any redeemable Share) on such terms and in such manner as the Directors may determine.

69.

Any Share in respect of which notice of redemption has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date specified as the date of redemption in the notice of redemption.

70.	The redemption, purchase or surrender of any Share shall not be deemed to give rise to the redemption, purchase or surrender of any other Share.

71.

The Directors may when making payments in respect of redemption or purchase of Shares, if authorised by the terms of issue of the Shares being redeemed or purchased or with the agreement of the holder of such Shares, make such payment either in cash or in specie including, without limitation, interests in a special purpose vehicle holding assets of the Company or holding entitlement to the proceeds of assets held by the Company or in a liquidating structure.

TREASURY SHARES

72.

Shares that the Company purchases, redeems or acquires (by way of surrender or otherwise) may, at the option of the Company, be cancelled immediately or held as Treasury Shares in accordance with the Companies Law. In the event that the Directors do not specify that the relevant Shares are to be held as Treasury Shares, such Shares shall be cancelled.

73.

No dividend may be declared or paid, and no other distribution (whether in cash or otherwise) of the Company’s assets (including any distribution of assets to members on a winding up) may be declared or paid in respect of a Treasury Share.

74.	The Company shall be entered in the Register as the holder of the Treasury Shares provided that:

(a)	the Company shall not be treated as a member for any purpose and shall not exercise any right in respect of the Treasury Shares, and any purported exercise of such a right shall be void;

(b)

a Treasury Share shall not be voted, directly or indirectly, at any meeting of the Company and shall not be counted in determining the total number of issued shares at any given time, whether for the purposes of these Articles or the Companies Law, save that an allotment of Shares as fully paid bonus shares in respect of a Treasury Share is permitted and Shares allotted as fully paid bonus shares in respect of a treasury share shall be treated as Treasury Shares.

75.	Treasury Shares may be disposed of by the Company on such terms and conditions as determined by the Directors.

GENERAL MEETINGS

76.

The Company may hold an annual general meeting and shall specify the meeting as such in the notices calling it. An annual general meeting of the Company shall be held at such time and place as may be determined by the Board. Each general meeting, other than an annual general meeting, shall be called an extraordinary general meeting. General meetings may be held at such times and in any location in the world as may be determined by the Board. The Chairman of the Board (the “Chairman”) or any two Directors may, whenever they think fit, convene a general meeting of the Company.

77.

The Directors may cancel or postpone any duly convened general meeting at any time prior to such meeting, except for general meetings requisitioned by the Members in accordance with these Articles, for any reason or for no reason at any time prior to the time for holding such meeting or, if the meeting is adjourned, the time for holding such adjourned meeting. The Directors shall give Members notice in writing of any cancellation or postponement. A postponement may be for a stated period of any length or indefinitely as the Directors may determine.

78.

General meetings shall also be convened on the requisition in writing of any Member or Members entitled to attend and vote at general meetings of the Company holding at least five percent of the paid up voting share capital of the Company deposited at the Office specifying the objects of the meeting by notice given no later than 21 days from the date of deposit of the requisition signed by the requisitionists, and if the Directors do not convene such meeting for a date not later than 21 days after the date of such deposit, the requisitionists themselves may convene the general meeting in the same manner, as nearly as possible, as that in which general meetings may be convened by the Directors, and all reasonable expenses incurred by the requisitionists as a result of the failure of the Directors to convene the general meeting shall be reimbursed to them by the Company.

79.

If at any time there are no Directors, any two Members entitled to vote at general meetings of the Company holding at least fifteen percent of the paid up voting share capital of the Company (or if there is only one Member then that Member) may convene a general meeting in the same manner as nearly as possible as that in which general meetings may be convened by the Directors.

NOTICE OF GENERAL MEETINGS

80.

At least five calendar days’ notice in writing counting from the date service is deemed to take place as provided in these Articles specifying the place, the day and the hour of the meeting and the general nature of the business, shall be given in the manner hereinafter provided or in such other manner (if any) as may be prescribed by the Company by Ordinary Resolution to such Persons as are, under these Articles, entitled to receive such notices from the Company, but with the consent of the Members holding at least 90% of the then total issued and outstanding Ordinary Shares and are entitled to receive notice of some particular meeting and attend and vote thereat, that meeting may be convened by such shorter notice or without notice and in such manner as those Members may think fit.

81.	The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Member shall not invalidate the proceedings at any meeting.

PROCEEDINGS AT GENERAL MEETINGS

82.	Subject to the Companies Law and to these Articles, any resolution at any general meeting shall be decided by Ordinary Resolution.

83.

No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business. Save as otherwise provided by these Articles, two or more Members holding at least 66.7% of the paid up voting share capital of the Company present in person or by proxy and entitled to vote at that meeting shall form a quorum.

84.

If within half an hour from the time appointed for the meeting a quorum is not present, it shall stand adjourned to the fifth (5th) following calendar day at the same time and place (or to such other time or such other place as the Directors may determine) and at such adjourned meeting, two or more Members holding at least 50% of the paid up voting share capital of the Company present in person or by proxy and entitled to vote at that adjourned meeting shall form a quorum. If within half an hour from the time appointed for the adjourned meeting such quorum is not present, the meeting shall be dissolved.

85.

If the Directors wish to make this facility available for a specific general meeting or all general meetings of the Company, participation in any general meeting of the Company may be by means of a telephone or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting.

86.	The Chairman shall preside as chairman at every general meeting of the Company.

87.

If there is no such Chairman, or if at any general meeting he is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairman, any Director or Person nominated by the Directors shall preside as chairman, failing which the Members present in person or by proxy shall choose any Person present to be chairman of that meeting.

88.	The chairman may adjourn a meeting from time to time and from place to place either:

(a)	with the consent of any general meeting at which a quorum is present (and shall if so directed by the meeting); or

(b)	without the consent of such meeting if, in his sole opinion, he considers it necessary to do so to:

(i)	secure the orderly conduct or proceedings of the meeting; or

(ii)	give all persons present in person or by proxy and having the right to speak and / or vote at such meeting, the ability to do so,

but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting, or adjourned meeting, is adjourned for fourteen days or more, notice of the adjourned meeting shall be given in the manner provided for the original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

89.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman or one or more Members present in person or by proxy entitled to vote, and unless a poll is so demanded, a declaration by the chairman that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.

90.	If a poll is duly demanded it shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

91.	[Reserved.]

92.

A poll demanded on the election of a chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs.

VOTES OF MEMBERS

93.

Subject to these Articles and any rights and restrictions for the time being attached to any Share, on a show of hands every Member present in person and every Person representing a Member by proxy shall, at a general meeting of the Company, each have one vote and on a poll every Member and every Person representing a Member by proxy shall have one vote for each Share of which he or the Person represented by proxy is the holder.

94.

In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register.

95.

A Member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote in respect of Shares carrying the right to vote held by him, whether on a show of hands or on a poll, by his committee, or other Person in the nature of a committee appointed by that court, and any such committee or other Person, may vote in respect of such Shares by proxy.

96.

No Member shall be entitled to vote at any general meeting of the Company unless all calls, if any, or other sums presently payable by him in respect of Shares carrying the right to vote held by him have been paid.

97.	On a poll votes may be given either personally or by proxy.

98.

The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under Seal or under the hand of an Officer or attorney duly authorised. A proxy need not be a Member.

99.	An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve.

100.

The instrument appointing a proxy shall be deposited at the Office or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting or, if the meeting is adjourned, the time for holding such adjourned meeting.

101.	The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

102.

A resolution in writing signed by all the Members for the time being entitled to receive notice of and to attend and vote at general meetings of the Company (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

103.

The Company shall not sell or issue any New Securities without first obtaining the approval (by vote or written consent, as provided by applicable Laws or the Articles) of the Shareholders holding at least 66.7% of the then total issued and outstanding Ordinary Shares held by all Shareholders. The Company shall not sell or issue any New Securities at a purchase price that has a pre-money valuation of the Company of less than US$6 billion without first obtaining the approval (by vote or written consent, as provided by applicable Laws or the Articles) of the Shareholders holding at least 90% of the then total issued and outstanding Ordinary Shares held by all Shareholders.

104.

Without prejudice to Article 103 above, the Company shall not, and shall not permit any other applicable Group Company to, except as expressly permitted under these Articles or the Shareholders Agreement or in connection with any put right of a Shareholder as set forth in the applicable Major Label Subscription Agreements or Equity Financing Subscription Agreements, carry out any of the following actions involving itself or any of its Subsidiaries as applicable without first obtaining the approval (by vote or written consent, as provided by applicable Laws or the Articles) of the Shareholders holding at least 66.7% of the then total issued and outstanding Ordinary Shares held by all Shareholders:

(a)

altering or changing the rights, or privileges of the Ordinary Shares or creating (by reclassification or otherwise) any new class or series of shares having rights, preferences or privileges senior to or on a parity with the Ordinary Shares;

(b)	reclassifying any outstanding Ordinary Shares into shares having rights, preferences or privileges with respect to dividends or assets senior to or on a parity with the Ordinary Shares;

(c)	declaring or paying any dividend or distribution or otherwise redeeming or repurchasing any issued and outstanding shares of the Company;

(d)

making any acquisition, sale of control or assets, merger, consolidation, joint venture or partnership arrangements exceeding the materiality threshold established by the Board from time to time, except pursuant to the exercise of the Drag-Along Right;

(e)

effecting an increase or reduction of the authorised share capital, split-off, spin-off, dissolution, liquidation, winding-up or bankruptcy of the Company or any material Subsidiary thereof (for the avoidance of doubt, issuance of any securities under the exceptional proviso of the definition of “New Securities” shall not be subject to such approvals);

(f)

selling, mortgaging, pledging, leasing, transferring, incurring a lien on or otherwise disposing of substantially all of its assets or any of the assets which are outside the ordinary course of business of the Company and exceeding the materiality threshold established by the Board from time to time;

(g)	making any material changes to or engaging in any business materially different from the Core Business, or ceasing any material existing business line or activities of the Company;

(h)

incurring any material indebtedness or assuming any material financial obligation exceeding the materiality threshold established by the Board from time to time and outside the ordinary course of business of the Company;

(i)	making any capital expenditures or investment in any other company exceeding US$400,000,000 or such other materiality threshold established by the Board from time to time;

(j)

creating any encumbrance over the whole or part of the share capital, undertaking, material property or material assets of the Company or any material Subsidiary thereof, other than as permitted by the annual budget or the business and financial plan approved by the Board;

(k)	increasing or decreasing the authorised size of the Board; or

(l)	amending or waiving any provision of the Articles in a manner that would alter or change the rights, preferences or privileges of the Ordinary Shares.

104A.

Unless expressly permitted or required under these Articles, the Company shall not, and shall not permit any other applicable Group Company to, make any changes to any of the Control Documents including any transfer or assignment of any party’s rights and obligations under any of the Control Documents and any appointment of representatives, specified persons or proxies under the Control Documents, except as contemplated by the Tencent Transaction Documents, without first obtaining the approval (by vote or written consent, as provided by applicable Laws or the Articles) of the Members holding at least 66.7% of the then total issued and outstanding Ordinary Shares. Prior to the earlier of (x) the completion of a QIPO or (y) the date when the Company becomes subject to the reporting requirements of the Exchange Act or analogous reporting requirements in an alternative listing jurisdiction:

(a)

the Company and the Shareholders shall, and shall cause the other applicable Group Companies and their respective Controlled Affiliates or nominee shareholders to, take all actions necessary or desirable in order to amend the Control Agreements in form and substance approved by Tencent (“Amended Control Documents”), such that following the entry of the Amended Control Documents by the respective parties thereto, (i) the registered capital of each of the VIE Affiliates shall be held in the manner as provided in the Amended Control Documents; and (ii) the Company, indirectly through its Subsidiary, shall continue to exercise control over the economic interest in, and the operations of, the VIE Affiliates, such that the financial statements of the VIE Affiliates can be consolidated with those of the other applicable Group Companies in accordance with the U.S. GAAP;

(b)

in the event that the shareholding percentages of the Shareholders in the Company have changed, at the request of the Company, the Shareholders shall, and shall cause the other applicable Group Companies and their respective Controlled Affiliates or nominee shareholders to, take all actions necessary or desirable to adjust the corresponding shareholding percentages in each of the VIE Affiliates in a tax efficient manner, such that the shareholding percentages in each of the VIE Affiliates shall be consistent with those in the Company.

105.

Without prejudice to Article 104 above, the Company shall not, and shall not permit any other Group Company to, carry out any of the following actions involving itself or any of its Subsidiaries without first obtaining the prior written approval of Tencent:

(a)	any merger, consolidation, transfer of shares or other form of restructuring of the Company involving a Restricted Person;

(b)	any sale of all or substantially all of the assets of the Group Companies to a Restricted Person;

(c)	any issuance of New Securities by the Company to any Restricted Person;

(d)	entering into any joint venture or partnership arrangement with a Restricted Person; or

(e)	engaging in any business other than the Core Business.

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

106.

Any corporation which is a Member or a Director may by resolution of its Directors or other governing body authorise such Person as it thinks fit to act as its representative at any meeting of the Company or of any meeting of holders of a Class or of the Directors or of a committee of Directors, and the Person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Member or Director.

DIRECTORS

107.	The authorised number of Directors of the Company shall be nine (9) and the term of a Director shall be three (3) years.

108.	The remuneration of the Directors may be determined by the Directors or by Ordinary Resolution.

109.	There shall be no shareholding qualification for Directors unless determined otherwise by Ordinary Resolution.

110.

Each Member shall be entitled to vote on all matters relating to the election of the Directors of the Company; provided that the rights of the Spotify Investors under Articles 107 through 115 shall in all cases be subject to the Spotify Investor Agreement. On all matters relating to the election of one or more Directors of the Company, each Shareholder shall vote at the shareholders meetings, or give written consents with respect to all their Ordinary Shares, to elect Directors to the Board in the following manner:

(a)

(v) five (5) Directors shall be appointed by Tencent and its Affiliates (the “Tencent Directors”) by notice in writing to the Company as long as Tencent and its Affiliates directly or indirectly hold no less than 50% of the Company’s issued and outstanding share capital; (w) four (4) Directors shall be appointed by Tencent and its Affiliates by notice in writing to the Company as long as Tencent and its Affiliates directly or indirectly hold 35% or more than 35% but less than 50% of the Company’s issued and outstanding share capital; (x) three (3) Directors shall be appointed by Tencent and its Affiliates by notice in writing to the Company as long as Tencent and its Affiliates directly or indirectly hold 25% or more than 25% but less than 35% of the Company’s issued and outstanding share capital; (y) two (2) Directors shall be appointed by Tencent and its Affiliates by notice in writing to the Company as long as Tencent and its Affiliates directly or indirectly hold 10% or more than 10% but less than 25% of the Company’s issued and outstanding share capital; and (z) one (1) Director shall be appointed by Tencent and its Affiliates by notice in writing to the Company as long as Tencent and its Affiliates directly or indirectly hold 5% or more than 5% but less than 10% of the Company’s issued and outstanding share capital. For the avoidance of doubt, subclauses (v), (w), (x), (y) and (z) are mutually exclusive;

(b)

(w) four (4) Directors shall be appointed by all Shareholders other than Tencent and its Affiliates (such other Shareholders, the “Non-Tencent Shareholders”) to the Company as long as the holders of Ordinary Shares other than Tencent and its Affiliates collectively hold not less than 35% of the Company’s issued and outstanding share capital; (x) three (3) Directors shall be appointed by all Non-Tencent Shareholders by notice in writing to the Company as long as the holders of Ordinary Shares other than Tencent and its Affiliates collectively hold 25% or more than 25% but less than 35% of the Company’s issued and outstanding share capital; (y) two (2) Directors shall be appointed by all Non-Tencent Shareholders by notice in writing to the Company as long as the holders of Ordinary Shares other than Tencent and its Affiliates collectively hold 10% or more than 10% but less than 25% of the Company’s issued and outstanding share capital; and (z) one (1) Director shall be appointed by all Non-Tencent Shareholders by notice in writing to the Company as long as the holders of Ordinary Shares other than Tencent and its Affiliates collectively hold 5% or more than 5% but less than 10% of the Company’s issued and outstanding share capital. For the avoidance of doubt, subclauses (w), (x), (y) and (z) are mutually exclusive. In the event that subclause (w) applies, the four (4) Directors shall be appointed as follows: (i) each Key Management shall be a Director as long as (A) such Key Management continues to hold not less than 70% of the Ordinary Shares held by such Key Management as of July 12, 2016; and (B) such Key Management remains as an officer or employee of any Group Company and complies with the provisions under Article 116 hereof (for the avoidance of doubt, (A) the failure of any one Key Management to meet the foregoing qualification requirements will not result in the other Key Management forfeiting his right to serve as a Director of the Company if the other Key Management satisfies the foregoing qualification requirements; and (B) upon the occurrence of any Shortened Lock-up Triggering Event with respect to any Key Management, such Key Management’s right to serve as a director of the Company shall be immediately forfeited); and (ii) the remaining two (2) Directors shall be appointed by the Shareholders holding the largest and the second largest portion of the Company’s share capital, other than Tencent, the Key Management and, for the avoidance of doubt, the Spotify Investors, respectively (such Shareholder holding the largest portion, the “Largest Financial Investor”; and such Shareholder holding the second largest portion, the “Second Largest Financial Investor”) by notice in writing, as long as the Largest Financial Investor and the Second Largest Financial Investor each holds not less than 5% of the Company’s issued and outstanding share capital (for the avoidance of doubt, the failure of the Largest Financial Investor to meet the foregoing qualification requirement will not result in the Second Largest Financial Investor forfeiting its right to appoint a director of the Company if the Second Largest Financial Investor satisfies the foregoing qualification requirement, and vice versa); provided that if (i) any one of the Key Management fails to satisfy the qualification requirements as described in this Article 110(b) for him to serve as a Director to the Board or loses the director seat upon the occurrence of any Shortened Lock-up Triggering Event, or (ii) either the Largest Financial Investor or the Second Largest Financial Investor holds less than 5% of the Company’s issued and outstanding share capital, the Non-Tencent Shareholders shall hold a special meeting to fill the vacancy of the Board as a result thereof, and any Shareholder who has obtained the highest vote at such special meeting shall have the right to appoint one (1) Director to fill in such vacant Director seat. In the event that subclause (x), (y) or (z) applies, the Non-Tencent Shareholders shall hold a special meeting, on which meeting each Non-Tencent Shareholder has the right to nominate three (3), two (2) or one (1) candidates, as applicable, and the candidate(s) who have received the highest votes of the Non-Tencent Shareholders at such special meeting shall serve as the three (3), two (2) or one (1) directors, as applicable;

(c)	one of the Tencent Directors shall be the Chairman of the Board as long as Tencent holds not less than 35% of the Company’s issued and outstanding share capital; and

(d)

each Shareholder shall vote in favour of the appointee as indicated above to ensure that any such appointment, of a Director appointed pursuant to this Article 110 shall be made in accordance with this Article 110 as soon as practicable after the relevant notice in writing is delivered to the Company.

Notwithstanding the definition of Affiliates, for purposes of this Article 110, Affiliates of Tencent shall exclude the Group Companies or any of the Group Companies’ Controlled Affiliates.

111.

Each Shareholder shall have the right to require the removal or replacement of a Director appointed by it at any time. Each Shareholder agrees that, if at any time it is then entitled to vote for the removal of Directors from the Board, it shall not vote any of its Ordinary Shares or execute proxies or written consents, as the case may be, in favour of the removal of any Director who shall have been designated pursuant to Article 110 or Article 112, unless the person or persons entitled to appoint such Director pursuant to Article 110 shall have consented to such removal in writing; provided that, if the person or persons entitled to appoint any Director pursuant to Article 110 shall request in writing the removal, with or without cause, of such Director, each Shareholder shall vote all of its Ordinary Shares or execute proxies or written consents, as the case may be, in favour of such removal.

112.	If, as a result of death, disability, retirement, resignation, removal or otherwise, there shall exist or occur any vacancy on the Board:

(a)

the person or persons entitled under Article 110 to designate such Director whose death, disability, retirement, resignation or removal resulted in such vacancy, subject to the provisions of Article 110, shall have the exclusive right to designate another individual (the “Replacement Nominee”) to fill such vacancy and serve as a Director on the Board; and

(b)

subject to Article 110, each Shareholder agrees that if it is then entitled to vote for the election of Directors to the Board, it shall vote all of its Ordinary Shares, or execute proxies or written consents, as the case may be, in order to ensure that the Replacement Nominee be elected to the Board.

113.

The Board may establish such committees with such powers as may be permitted by applicable Law and the Articles; provided that any such committees shall be subject to the direction of and any policies adopted by the Board. Unless otherwise prohibited by applicable Law, as long as Tencent directly or indirectly holds no less than 50% of the Company’s issued and outstanding share capital, at least a majority of the members of each such committee shall be the Tencent Directors.

114.

The Company and the Shareholders shall, unless otherwise prohibited by applicable Law, and to the extent agreed by the relevant Directors, cause the board of directors of each other Group Company to consist of the same persons as those Directors then on the Board.

115.

Each Shareholder shall cause the Directors appointed by it to vote at the Board meetings to ensure that the candidates nominated by Tencent be appointed as the chief executive officer, the chief financial officer and the general counsel of the Company. The chief financial officer of the Company and the general counsel of the Company shall report to the chief executive officer of the Company. The chief financial officer of Tencent Holdings Limited shall have the consultation right to discuss and consult with the chief financial officer of the Company regarding the business, operations, affairs, finances and accounts of the Group Companies and to examine the books of account and records of the Group Companies at any time. The chief financial officer of the Company shall work closely with the chief financial officer of Tencent Holdings Limited to ensure compliance with the requirement of Tencent Holdings Limited regarding the treasury and financing policies of Tencent Holdings Limited, and those financial policies related to compliance under the rules of The Stock Exchange of Hong Kong Limited. The general counsel of the Company (the “Company GC”) will work closely with the general counsel of Tencent Holdings Limited (the “Tencent GC”) so as to ensure full compliance with all applicable requirements of The Stock Exchange of Hong Kong Limited, and the Tencent GC shall have the right to discuss and consult with the Company GC regarding the Company’s legal function and legal strategy, including without limitation matters relating to litigation, intellectual property and regulatory compliance. The remaining senior management members of the Company shall be proposed by the chief executive officer of the Company and appointed by the Board.

116.

Each Key Management shall, for so long as he remains an officer or employee of any Group Company, manage the affairs of the Group Companies on a full time basis and be fully devoted to developing and operating the business of the Group Companies and will not pursue any other business or investment interests, or any other opportunities outside of the Group Companies.

ALTERNATE DIRECTOR

117.

Any Director may in writing appoint another Person to be his alternate and, save to the extent provided otherwise in the form of appointment, such alternate shall have authority to sign written resolutions on behalf of the appointing Director, but shall not be authorised to sign such written resolutions where they have been signed by the appointing Director, and to act in such Director’s place at any meeting of the Directors. Every such alternate shall be entitled to attend and vote at meetings of the Directors as the alternate of the Director appointing him and where he is a Director to have a separate vote in addition to his own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by him. Such alternate shall not be an Officer solely as a result of his appointment as an alternate other than in respect of such times as the alternate acts as a Director. The remuneration of such alternate shall be payable out of the remuneration of the Director appointing him and the proportion thereof shall be agreed between them.

POWERS AND DUTIES OF DIRECTORS

118.

Subject to the Companies Law, these Articles and to any resolutions passed in a general meeting, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company. No resolution passed by the Company in general meeting shall invalidate any prior act of the Directors that would have been valid if that resolution had not been passed.

119.

Subject to Article 110, the Directors may from time to time appoint any Person, whether or not a Director to hold such office in the Company as the Directors may think necessary for the administration of the Company, including but not limited to, the office of president, one or more vice-presidents, treasurer, assistant treasurer, manager or controller, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit. Any Person so appointed by the Directors may be removed by the Directors or by the Company by Ordinary Resolution. The Directors may also appoint one or more of their number to the office of managing Director upon like terms, but any such appointment shall ipso facto terminate if any managing Director ceases from any cause to be a Director, or if the Company by Ordinary Resolution resolves that his tenure of office be terminated.

120.

The Directors may appoint any Person to be a Secretary (and if need be an assistant Secretary or assistant Secretaries) who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they think fit. Any Secretary or assistant Secretary so appointed by the Directors may be removed by the Directors or by the Company by Ordinary Resolution.

121.

Subject to Article 113, the Directors may delegate any of their powers to committees; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

122.

The Directors may from time to time and at any time by power of attorney (whether under Seal or under hand) or otherwise appoint any company, firm or Person or body of Persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys or authorised signatory (any such person being an “Attorney” or “Authorised Signatory”, respectively) of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of Persons dealing with any such Attorney or Authorised Signatory as the Directors may think fit, and may also authorise any such Attorney or Authorised Signatory to delegate all or any of the powers, authorities and discretion vested in him.

123.

The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following Articles shall not limit the general powers conferred by this Article.

124.

The Directors from time to time and at any time may establish any local boards or agencies for managing any of the affairs of the Company and may appoint any Person to be a member of such local boards and may appoint any managers or agents of the Company and may fix the remuneration of any such Person.

125.

The Directors from time to time and at any time may delegate to any such local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local board, or any of them to fill any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any Person so appointed and may annul or vary any such delegation, but no Person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

126.	Any such delegates as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities, and discretion for the time being vested in them.

127.

The Directors may agree with a Member to waive or modify the terms applicable to such Member’s subscription for Shares without obtaining the consent of any other Member; provided that such waiver or modification does not amount to a variation or abrogation of the rights attaching to the Shares of such other Members.

127A.

Without limiting any other provision of the Shareholders Agreement and these Articles, prior to earlier of (x) the completion of a QIPO or (y) the date when the Company becomes subject to the reporting requirements of the Exchange Act or analogous reporting requirements in an alternative listing jurisdiction, other than as expressly provided in the Shareholders Agreement, these Articles, the Tencent Transaction Documents, the Spotify Subscription Agreement, the Major Label Subscription Agreements, the Equity Financing Subscription Agreements or the other agreements, documents or instruments executed and delivered in connection with the transactions contemplated by the Spotify Subscription Agreement, the Major Label Subscription Agreements or the Equity Financing Subscription Agreements, and except for all the existing Related Party Transactions as of the date of the Shareholders Agreement (each, an “Excluded Related Party Transaction”), (i) any Related Party Transaction that involves a transaction value in excess of RMB35,000,000 individually or RMB150,000,000 in the aggregate during any twelve (12)-month period shall be approved by at least 50% of the directors who are not interested in such Related Party Transaction before any Group Company may carry out or agree to carry out such Related Party Transaction; (ii) the Company shall provide a semi-annual written report to all directors of all the Related Party Transactions which the Company or other Group Companies entered into during the past six months (other than any Related Party Transaction approved pursuant to clause (i) as described above and any Excluded Related Party Transaction) setting out material terms and conditions of such Related Party Transactions in reasonable detail. A majority of the directors of the Company who are not interested in a Related Party Transaction (a) may request the management of the Company to provide any further information on such Related Party Transaction, (b) may oppose such Related Party Transaction (other than any Related Party Transaction approved pursuant to clause (i) as described above and any Excluded Related Party Transaction), and (c) shall have the right to give direction to the Company to terminate such Related Party Transaction if such non-interested directors determine in good faith and consistent with their fiduciary duties that such Related Party Transaction is not on arm’s length basis and is not in the best interest of the Company, upon receipt of which direction the Company shall, and the Members shall procure the Company to, take all necessary actions to terminate such Related Party Transaction.

BORROWING POWERS OF DIRECTORS

128.

The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, or to otherwise provide for a security interest to be taken in such undertaking, property or uncalled capital, and to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

THE SEAL

129.

The Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixings of the Seal. The Seal shall be affixed in the presence of a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose and every Person as aforesaid shall sign every instrument to which the Seal is so affixed in their presence.

130.

The Company may maintain a facsimile of the Seal in such countries or places as the Directors may appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of such facsimile Seal and if given after may be in general form confirming a number of affixings of such facsimile Seal. The facsimile Seal shall be affixed in the presence of such Person or Persons as the Directors shall for this purpose appoint and such Person or Persons as aforesaid shall sign every instrument to which the facsimile Seal is so affixed in their presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the Seal had been affixed in the presence of and the instrument signed by a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose.

131.

Notwithstanding the foregoing, a Secretary or any assistant Secretary shall have the authority to affix the Seal, or the facsimile Seal, to any instrument for the purposes of attesting authenticity of the matter contained therein but which does not create any obligation binding on the Company.

REMOVAL AND DISQUALIFICATION OF DIRECTORS

132.	Any Member may from time to time remove any Director appointed by such Member by serving a ten (10) day advance notice to the Company.

133.	Subject to Articles 111, 112 and 132, the office of Director shall be vacated, if the Director:

(a)	becomes bankrupt or makes any arrangement or composition with his creditors;

(b)	dies or is found to be or becomes of unsound mind;

(c)	resigns his office by notice in writing to the Company; or

(d)	is removed from office pursuant to any other provision of these Articles.

PROCEEDINGS OF DIRECTORS

134.

The Directors may meet together (either within or outside the Cayman Islands) for the despatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes of the Directors present at the meeting. A Director may, and a Secretary or assistant Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors. Notice of a Board meeting shall be given five calendar days prior to the meeting counting from the date service is deemed to take place as provided in these Articles. Notice of a Board meeting shall be deemed to be duly given to a Director if it is given to such Director verbally (including in person or by telephone) or otherwise communicated or sent to such Director by post, electronic means or other mode of representing words in a visible form at such Director’s last known address or in accordance with any other instructions given by such Director to the Company for this purpose.

135.

A Director may participate in any meeting of the Directors, or of any committee appointed by the Directors of which such Director is a member, by means of telephone or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting.

136.

The quorum necessary for the transaction of the business of the Directors at a board meeting shall be seven (7) Directors; provided that if the quorum is not present within half an hour from the time appointed for such meeting, such meeting shall be adjourned to the fifth (5th) following calendar day at the same time and place (or to such other time or such other place as the directors may determine) and at such adjourned meeting, the quorum necessary for the transaction of the business of the Directors at such adjourned board meeting shall be five (5) Directors. If within half an hour from the time appointed for the adjourned meeting such quorum is not present, the meeting shall be dissolved. A Director represented by an alternate Director at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present.

137.

A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that he is to be regarded as interested in any contract or other arrangement which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. A Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

138.

A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director, notwithstanding his interest, may be counted in the quorum present at any meeting of the Directors whereat he or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and he may vote on any such appointment or arrangement.

139.

Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; provided that nothing herein contained shall authorise a Director or his firm to act as auditor to the Company.

140.	The Directors shall cause minutes to be made in books or loose-leaf folders provided for the purpose of recording:

(a)	all appointments of Officers made by the Directors;

(b)	the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

(c)	all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

141.

When the chairman of a meeting of the Directors signs the minutes of such meeting the same shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

142.

A resolution in writing signed by all the Directors or all the members of a committee of Directors entitled to receive notice of a meeting of Directors or committee of Directors, as the case may be (an alternate Director, subject as provided otherwise in the terms of appointment of the alternate Director, being entitled to sign such a resolution on behalf of his appointer), shall be as valid and effectual as if it had been passed at a duly called and constituted meeting of Directors or committee of Directors, as the case may be. When signed a resolution may consist of several documents each signed by one or more of the Directors or his duly appointed alternate.

143.

The Chairman shall preside as chairman at every board meeting of the Company. If there is no such Chairman, or if at any meeting the Chairman is not present within fifteen minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chairman of the meeting.

144.

Subject to any regulations imposed on it by the Directors, a committee appointed by the Directors may elect a chairman of its meetings. If no such chairman is elected, or if at any meeting the chairman is not present within fifteen minutes after the time appointed for holding the meeting, the committee members present may choose one of their number to be chairman of the meeting.

145.

A committee appointed by the Directors may meet and adjourn as it thinks proper. Subject to any regulations imposed on it by the Directors, questions arising at any meeting shall be determined by a majority of votes of the committee members present.

146.

All acts done by any meeting of the Directors or of a committee of Directors, or by any Person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or Person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such Person had been duly appointed and was qualified to be a Director.

DIVIDENDS

147.

Subject to any rights and restrictions for the time being attached to any Shares, or as otherwise provided for in the Companies Law and these Articles, the Directors may from time to time declare dividends (including interim dividends) and other distributions on Shares in issue and authorise payment of the same out of the funds of the Company lawfully available therefor.

148.

Subject to any rights and restrictions for the time being attached to any Shares and to Article 104, the Company by Ordinary Resolution may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

149.

The Directors may determine, before recommending or declaring any dividend, to set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall be applicable for meeting contingencies, or for equalising dividends or for any other purpose to which those funds may be properly applied and pending such application may, at the determination of the Directors, either be employed in the business of the Company or be invested in such investments as the Directors may from time to time think fit.

150.

Any dividend may be paid in any manner as the Directors may determine. If paid by cheque it will be sent through the post to the registered address of the Member or Person entitled thereto, or in the case of joint holders, to any one of such joint holders at his registered address or to such Person and such address as the Member or Person entitled, or such joint holders as the case may be, may direct. Every such cheque shall be made payable to the order of the Person to whom it is sent or to the order of such other Person as the Member or Person entitled, or such joint holders as the case may be, may direct.

151.

The Directors when paying dividends to the Members in accordance with the foregoing provisions of these Articles may make such payment either in cash or in specie and may determine the extent to which amounts may be withheld therefrom (including, without limitation, any taxes, fees, expenses or other liabilities for which a Member (or the Company, as a result of any action or inaction of the Member) is liable).

152.

Subject to any rights and restrictions for the time being attached to any Shares, all dividends shall be declared and paid according to the amounts paid up on the Shares, but if and for so long as nothing is paid up on any of the Shares dividends may be declared and paid according to the par value of the Shares.

153.	If several Persons are registered as joint holders of any Share, any of them may give effectual receipts for any dividend or other moneys payable on or in respect of the Share.

154.	No dividend shall bear interest against the Company.

ACCOUNTS, AUDIT AND ANNUAL RETURN AND DECLARATION

155.	The books of account relating to the Company’s affairs shall be kept in such manner as may be determined from time to time by the Directors.

156.	The books of account shall be kept at the Office, or at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

157.

The Directors may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors, and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by law or authorised by the Directors or by Ordinary Resolution.

158.

The accounts relating to the Company’s affairs shall only be audited if the Directors so determine, in which case the financial year end and the accounting principles will be determined by the Directors.

159.

The Directors in each year shall prepare, or cause to be prepared, an annual return and declaration setting forth the particulars required by the Companies Law and deliver a copy thereof to the Registrar of Companies in the Cayman Islands.

CAPITALISATION OF RESERVES

160.	Subject to the Companies Law and these Articles, the Directors may:

(a)

resolve to capitalise an amount standing to the credit of reserves (including a Share Premium Account, capital redemption reserve and profit and loss account), whether or not available for distribution;

(b)

appropriate the sum resolved to be capitalised to the Members in proportion to the nominal amount of Shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:

(i)	paying up the amounts (if any) for the time being unpaid on Shares held by them respectively, or

(ii)	paying up in full unissued Shares or debentures of a nominal amount equal to that sum,

and allot the Shares or debentures, credited as fully paid, to the Members (or as they may direct) in those proportions, or partly in one way and partly in the other, but the Share Premium Account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued Shares to be allotted to Members credited as fully paid;

(c)

make any arrangements they think fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where Shares or debentures become distributable in fractions the Directors may deal with the fractions as they think fit;

(d)	authorise a Person to enter (on behalf of all the Members concerned) into an agreement with the Company providing for either:

(i)	the allotment to the Members respectively, credited as fully paid, of Shares or debentures to which they may be entitled on the capitalisation, or

(ii)

the payment by the Company on behalf of the Members (by the application of their respective proportions of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing Shares, and any such agreement made under this authority being effective and binding on all those Members; and

(e)	generally do all acts and things required to give effect to any of the actions contemplated by this Article.

SHARE PREMIUM ACCOUNT

161.

The Directors shall in accordance with the Companies Law establish a Share Premium Account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any Share.

162.

There shall be debited to any Share Premium Account on the redemption or purchase of a Share the difference between the nominal value of such Share and the redemption or purchase price provided always that at the determination of the Directors such sum may be paid out of the profits of the Company or, if permitted by the Companies Law, out of capital.

NOTICES

163.

Any notice or document may be served by the Company or by the Person entitled to give notice to any Member either personally, or by posting it airmail or air courier service in a prepaid letter addressed to such Member at his address as appearing in the Register, or by electronic mail to any electronic mail address such Member may have specified in writing for the purpose of such service of notices, or by facsimile should the Directors deem it appropriate. In the case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the Register in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

164.

Any Member present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

165.	Any notice or other document, if served by:

(a)	post, shall be deemed to have been served five clear days after the time when the letter containing the same is posted;

(b)

facsimile, shall be deemed to have been served upon production by the transmitting facsimile machine of a report confirming transmission of the facsimile in full to the facsimile number of the recipient;

(c)	recognised courier service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service; or

(d)	electronic mail, shall be deemed to have been served immediately upon the time of the transmission by electronic mail.

(e)

In proving service by post or courier service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier service.

166.

Any notice or document delivered or sent in accordance with the terms of these Articles shall notwithstanding that such Member be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any Share registered in the name of such Member as sole or joint holder, unless his name shall at the time of the service of the notice or document, have been removed from the Register as the holder of the Share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all Persons interested (whether jointly with or as claiming through or under him) in the Share.

167.	Notice of every general meeting of the Company shall be given to:

(a)	all Members holding Shares with the right to receive notice and who have supplied to the Company an address for the giving of notices to them; and

(b)	every Person entitled to a Share in consequence of the death or bankruptcy of a Member, who but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other Person shall be entitled to receive notices of general meetings.

INDEMNITY

168.

Every Director (including for the purposes of this Article any alternate Director appointed pursuant to the provisions of these Articles), Secretary, assistant Secretary, or other Officer (but not including the Company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, wilful default or fraud as determined by a court of competent jurisdiction, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

169.	No Indemnified Person shall be liable:

(a)	for the acts, receipts, neglects, defaults or omissions of any other Director or Officer or agent of the Company; or

(b)	for any loss on account of defect of title to any property of the Company; or

(c)	on account of the insufficiency of any security in or upon which any money of the Company shall be invested; or

(d)	for any loss incurred through any bank, broker or other similar Person; or

(e)	for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on such Indemnified Person’s part; or

(f)

for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of such Indemnified Person’s office or in relation thereto;

unless the same shall happen through such Indemnified Person’s own dishonesty, wilful default or fraud as determined by a court of competent jurisdiction.

NON-RECOGNITION OF TRUSTS

170.

Subject to the proviso hereto, no Person shall be recognised by the Company as holding any Share upon any trust and the Company shall not, unless required by law, be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share or (except only as otherwise provided by these Articles or as the Companies Law requires) any other right in respect of any Share except an absolute right to the entirety thereof in each Member registered in the Register, provided that, notwithstanding the foregoing, the Company shall be entitled to recognise any such interests as shall be determined by the Directors.

WINDING UP

171.	If the Company shall be wound up the liquidator shall apply the assets of the Company in such manner and order as he thinks fit in satisfaction of creditors’ claims.

172.

If the Company shall be wound up, the liquidator may, with the sanction of a Special Resolution divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different Classes. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction shall think fit, but so that no Member shall be compelled to accept any assets whereon there is any liability.

AMENDMENT OF ARTICLES OF ASSOCIATION

173.

Subject to the Companies Law and the rights attaching to the various Classes and subject to Article 104, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.

CLOSING OF REGISTER OR FIXING RECORD DATE

174.

For the purpose of determining those Members that are entitled to receive notice of, attend or vote at any meeting of Members or any adjournment thereof, or those Members that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Member for any other purpose, the Directors may provide that the Register shall be closed for transfers for a stated period which shall not exceed in any case 40 days. If the Register shall be so closed for the purpose of determining those Members that are entitled to receive notice of, attend or vote at a meeting of Members the Register shall be so closed for at least ten days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register.

175.

In lieu of or apart from closing the Register, the Directors may fix in advance a date as the record date for any such determination of those Members that are entitled to receive notice of, attend or vote at a meeting of the Members and for the purpose of determining those Members that are entitled to receive payment of any dividend the Directors may, at or within 90 days prior to the date of declaration of such dividend, fix a subsequent date as the record date for such determination.

176.

If the Register is not so closed and no record date is fixed for the determination of those Members entitled to receive notice of, attend or vote at a meeting of Members or those Members that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of those Members that are entitled to receive notice of, attend or vote at a meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

REGISTRATION BY WAY OF CONTINUATION

177.

The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

MERGERS AND CONSOLIDATION

178.	The Company may merge or consolidate in accordance with the Companies Law and these Articles.

179.	Subject to Articles 104 and 105, to the extent required by the Companies Law, the Company may by Special Resolution resolve to merge or consolidate the Company.

DISCLOSURE

180.

The Directors, or any authorised service providers (including the Officers, the Secretary and the registered office agent of the Company), shall be entitled to disclose to any regulatory or judicial authority, or to any stock exchange on which the Shares may from time to time be listed, any information regarding the affairs of the Company including, without limitation, information contained in the Register and books of the Company.